GUARANTY, PLEDGE AND SECURITY AGREEMENT

This Guaranty, Pledge and Security Agreement (the "Agreement") is entered into on February 28, 2006 by and between James W. France, Jr. (the "Pledgor") and Oceanus Value Fund, L.P. (the "Pledgee").

A. Concurrently herewith, the Pledgee has advanced funds (the "Loan") to Nicklebys.com, Inc. (the "Debtor") to be repaid pursuant to the Debtor's $350,000 12% Senior Secured Convertible Promissory Note (the "Note").

B. The Pledgor is an officer, director and/or major shareholder of the Debtor and, as such, derives substantial benefit from the Loan.

C. The Pledgee is unwilling to make the Loan unless the Pledgor enters into this Agreement.

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Guaranty.

(a) The Pledgor hereby guarantees, absolutely and unconditionally, (i) the payment by Debtor of the Note at the times and according to the terms expressed therein, (ii) the payment of all sums expended or expenses incurred by the holder of the Note (the "Holder") under any of the terms of the Security Agreement between the Pledgee and the Debtor of even date herewith securing the Note (the "Security Agreement") and (iii) the payment of all costs of collection incurred by the Holder with respect to the Note, including reasonable attorney's fees actually incurred in any action on the Note, the Security Agreement and/or this Agreement (collectively, the "Obligations").

(b) The Pledgor hereby authorizes (i) the granting of extensions of time or other indulgences to Debtor with respect to the Obligations, (ii) such changes in the rate of interest or other terms of the Obligations as are agreed upon by the parties thereto, (iii) such amendments of the Security Agreement as are agreed upon by the parties thereto, (iv) sales of, and the taking and releasing of, any security for the Obligations, (v) the discharging or releasing of any party or parties from any obligations with respect to the Obligations and (vi) the making of compositions or other arrangements with Debtor or any other party, all without notice to the Pledgor and without affecting the Pledgor's liability under this Agreement.

(c) The Pledgor shall keep himself informed of Debtor's financial condition, and the Holder shall have no obligations with respect thereto. The Pledgor hereby agrees that, in the event of a default with respect to the Obligations, the Holder may proceed against the Pledgor for the Obligations without taking any action against the Debtor or any other party and without proceeding against or applying any security the Holder may hold. The Pledgor hereby waives (i) the right to require the Holder to proceed against the Debtor or any other party with respect to the Obligations or to proceed against, or apply, any security the Holder may hold with respect to the Obligations, (ii) the right to require the Holder to pursue any other remedy for the Pledgor's benefit, (iii) all rights and benefits under Section 2809 of the California Civil Code and any other applicable law purporting to reduce the Pledgor's obligation as guarantor in proportion to the principal obligation hereby guaranteed, (iv) the right to plead any and all statutes of limitations as a defense to the Obligations or this Agreement, or to any agreement

to pay same, or to any demand secured by the Security Agreement or other security and (v) diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment.

2. Pledge and Security Interest.

(a) As security for the prompt payment of the Obligations and performance of this Agreement, the Pledgor hereby grants to the Pledgee a first-priority security interest in (i) all of Pledgor's shares in the Debtor and (ii) any and all distributions made by the Debtor to Pledgor with respect to such shares (collectively, the "Pledged Interest").

(b) If the Pledgor shall in any manner acquire any additional shares in the Debtor, such shares, and any and all distributions made by the Debtor to the Pledgor with respect thereto, shall be included within the meaning of the "Pledged Interest" for all purposes.

(c) Concurrent with the execution of this Agreement, the Pledgor shall deliver to the Pledgee or its representative (i) certificates for the Pledged Interest, (ii) stock powers separate from certificate with such signature guarantees as are required by the Debtor's stock transfer agent (the "Stock Powers") transferring the Pledged Interest into the name of the Pledgee and (iii) a letter from the Debtor's stock transfer agent to the Pledgee in which the stock transfer agent (A) acknowledges the existence of this Agreement, (B) agrees that, while this Agreement remains in effect, it will not allow the transfer of any Pledged Interest except as authorized in writing by the Pledgee and (C) agrees that upon presentation of the Pledged Interest accompanied by the Stock Powers and a written certification by the Pledgee that there has been a default in the Obligations, it will transfer the Pledged Interest as specified in the Stock Powers. To the extent that the Pledgor shall thereafter in any manner acquire any additional shares in the Debtor, such shares, and any and all distributions made by the Debtor to the Pledgor with respect thereto, shall be promptly delivered to the Pledgee together with additional Stock Powers with respect thereto.

3. Other Covenants. The Pledgor hereby (i) indemnifies the Holder and agrees to hold it harmless against all loss, liability, costs, claims, damages and expense of whatever kind and nature which the Holder may sustain or incur for or by reason of holding the Pledged Interest, (ii) irrevocably nominates and appoints the Pledgee and its authorized representatives from time to time as attorney-in-fact with the right (but not the obligation), in the name of the Pledgor, to make, execute, deliver, file and/or record with appropriate governmental authorities (but not be obligated under) such additional documents as the Pledgee may deem necessary to give full effect to this Agreement, including, without limitation, applicable Commercial Code financing statements and (iii) authorizes and agrees to execute and deliver to the Pledgee any financing statements or any other documents requested by the Pledgee to give full effect to this Agreement.

4. Actions Upon Default. Upon or after the occurrence of a default under the Obligations, the Pledgee is hereby authorized and empowered to sell, assign, or deliver all or any part of the Pledged Interest at public or private sale, either for cash or on credit, without assumption of any credit risk, without demand or adjustment (unless otherwise required by law) in accordance with applicable law. In the event of such sale, the Pledgee shall deduct from the proceeds of the sale all costs and expenses of every kind paid or incurred by the Pledgee in enforcing the Obligations. Thereafter, the Pledgee shall apply the residue of the proceeds of sale to the payment or reduction, either in whole or in part, of the Obligations, until such time as the Obligations have been fully paid, returning the surplus, if any, to the Pledgor. In the event the residue of the proceeds of the sale of the Pledged Interest are not sufficient to satisfy the Obligations in full, the Pledgor shall not be liable for any such deficiency pursuant to this Agreement. The Pledgee shall not incur any liability as a result of any private sale of the Pledged Interest. The Pledgor hereby waives any claims which may arise by reason of the fact that the price at which the Pledged Interest is sold at private sale is

less than the price which would have been obtained at a public sale or sales or is less than the amount of the Obligations, even if the Pledgee accepts the first offer received and does not offer the Pledged Interest to more than one offeree.

5. Restrictions on Transfer. The Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, further pledge (except pursuant hereto) or otherwise encumber any of the Pledged Interest, without the written consent of the Pledgee.

6. Miscellaneous.

(a) Each of the rights, powers and remedies of the Pledgee provided in this Agreement or now or hereafter existing at law or in equity shall be cumulative and concurrent, and the exercise by the Pledgee of any one or more of such rights, powers or remedies shall not preclude the Pledgee's simultaneous or later exercise of any or all such other rights, powers, or remedies. No failure or delay on the part of the Pledgee to exercise any right, power or remedy shall operate as a waiver thereof, and no notice or demand which may be given or made upon the Pledgor by the Pledgee shall limit or impair its right to take any action or to exercise any right, power or remedy without notice or demand.

(b) This Agreement shall continue and remain in full force and effect until the Obligations, together with all accrued interest and costs of collection, have been paid in full and satisfied.

(c) This Agreement contains the entire understanding of the parties with respect to its subject matter and supercedes all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(d) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws.

(e) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement.

(f) The headings of this Agreement are for convenience of reference and shall not form a part of, or affect the interpretation of this Agreement. Each party intends that this Agreement be deemed and construed to have been jointly prepared by the parties. As a result, the parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

(g) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h) No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Each party shall do and perform, or cause to be done and performed, at its expense, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) If any party to this Agreement shall bring any action for relief against the other arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney's fees and costs actually incurred in bringing such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney's fees and costs actually incurred in enforcing such judgment. For the purposes of this Section, attorney's fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery and (v) bankruptcy litigation.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first written above.

/s/ James W. France, Jr.
James W. France, Jr.

OCEANUS VALUE FUND, L.P.

By: Oceanus Asset Management, L.L.C.,
General Partner

By: /s/ John C. Tausche
John C. Tausche, Member